Exhibit 23.4

Gelteq Limited

The Directors

641 Glen Huntly Road, Caulfield

Melbourne

VIC 3162

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated December 4, 2023 relating to the consolidated financial statements of Gelteq Limited and its subsidiaries as of June 30, 2023 and 2022 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

4 December 2023